SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549
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                                  FORM 8-K


                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               -------------


       Date of report (Date of earliest event reported): JUNE 5, 2000


                        ACCLAIM ENTERTAINMENT, INC.
             (Exact Name of Registrant as Specified in Charter)


          DELAWARE                    0-16986                38-2698904
(State of Other Jurisdiction     (Commission File         (IRS Employer
     of Incorporation)                Number)           Identification No.)


        ONE ACCLAIM PLAZA, GLEN COVE, NEW YORK            11542-2708
           (Address of Principal Executive                (Zip Code)


                               (516) 656-5000
            (Registrant's telephone number, including area code)



ITEM 5.  OTHER EVENTS.

      (a)      Adoption of Rights Plan.

                  The Board of Directors of Acclaim Entertainment, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of Company Common Stock to shareholders of record at the close of business on June 21, 2000 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a "Unit") of Series B Junior Participating Preferred Stock, $0.01 par value (the "Series B Preferred Stock"), at a Purchase Price of $30 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of June 5, 2000, between the Company and American Securities Transfer and Trust, Inc., as Rights Agent.

                  Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earliest to occur of (i) the tenth business day following the date (the "Stock Acquisition Date") of the first public announcement by the Company that any person or group has become the beneficial owner of 10% or more of the Common Stock then outstanding (other than the Company, any subsidiary of the Company, and any employee benefit plan of the Company or any subsidiary, persons who are eligible to report their ownership on Schedule 13G and who beneficially own less than 15% of the Common Stock and certain other persons or groups, including Gregory Fischbach and related parties and James Scoroposki and related parties (provided they beneficially own less than 20% of the Common Stock)), (ii) the tenth business day following the commencement of a tender or exchange offer if, upon its consummation, the offeror would become the beneficial owner of 10% or more of the Common Stock then outstanding, or
(iii) a merger or other business combination transaction involving the Company. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

                  The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (Delaware time) on June 7, 2010, unless earlier redeemed, exchanged, extended or terminated by the Company as described below. At no time will the Rights have any voting power.

                  As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

                  In the event that a Person becomes an Acquiring Person, except pursuant to an offer for all outstanding shares of Common Stock which the independent directors determine to be fair and not inadequate to and to otherwise be in the best interests of the Company and its shareholders, after receiving advice from one or more investment banking firms (a "Qualifying Offer"), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

                  For example, at an exercise price of $30 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $60 worth of Common Stock (or other consideration, as noted above) for $30. Assuming that the Common Stock had a per share value of $6 at such time, the holder of each valid Right would be entitled to purchase ten (10) shares of Common Stock for $30.

                  In the event that (i) the Company is acquired in a merger (other than a "clean-up" merger which follows a Qualifying Offer) or other business combination transaction (x) in which the Company is not the surviving entity, (y) in which the Company is the surviving entity and the Common Stock is changed or exchanged or the Common Stock remains outstanding but constitutes less than 50% of the shares outstanding immediately following the merger, or (ii) 50% or more of the Company's assets or earning power is transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

                  At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

                  At any time until ten business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

                  Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement. The foregoing notwithstanding, no amendment may be made at such time as the Rights are not redeemable.

                  The Rights Agreement specifying the terms of the Rights is being filed with the Securities and Exchange Commission as Exhibit 4 hereto and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.



(b)      Amendments to By-Laws.

                  On June 5, 2000, the Board of Directors of the Company amended the By-Laws of the Company to provide, among other things, that notice by a shareholder of new business or nominations for directors to be brought before an annual meeting of shareholders must be given to the Company at least 90 days prior to the anniversary date of the prior year's annual meeting. Notice of nomination of directors at a special meeting of shareholders must be given to the Company not later than the tenth day following the earlier of the day on which notice of the meeting date is mailed or publicly disclosed. A copy of the Amended and Restated By-Laws of the Company is filed herewith as Exhibit 3 (the "Amended By-Laws").

                  Under the Amended By-Laws, a shareholder who wishes to propose new business for consideration or to nominate persons for election to the Board of Directors must deliver or mail to the Company and the Company must receive on or before the advance notice deadline set forth in the Amended By-Laws the information specified in the Amended By-Laws regarding such proposal or nomination.

                  Additionally, under the Securities and Exchange Commission's Rule 14a-4, at the 2001 Annual Meeting of the Shareholders, the Company may exercise discretionary voting authority under proxies it solicits to vote on a proposal made by a shareholder that the shareholder does not seek to include in the Company's proxy statement pursuant to Rule 14a-8 unless the Company is notified about the shareholder proposal on or before the advance notice deadline set forth in the Amended By-Laws, and the shareholder satisfies the other requirements of Rule 14a-4(c).

                  The By-Laws were also amended to establish procedures for setting a record date in connection with a proposed shareholder action by written consent. Under the Amended By-Laws, the Board of Directors would be required to act to set the record date within 10 days after the request is received and could set the record date not more than ten days after the date of the Board meeting fixing the record date.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

         Exhibit
            No.             Exhibit
            ---             -------

             3 Amended and Restated By-Laws of Acclaim Entertainment, Inc., as amended on June 5, 2000 (together with form of amendment to the By-Laws).

             4 Rights Agreement, dated as of June 5, 2000, between Acclaim Entertainment, Inc. and American Securities Transfer and Trust, Inc., as Rights Agent, is incorporated herein by reference to the exhibit to the Company's Registration Statement on Form 8-A, dated June 9, 2000.

            99           Press Release issued by the Company on June 6, 2000.


                                 SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ACCLAIM ENTERTAINMENT, INC.

                                    By: /s/William Sorenson
                                        ----------------------------------
                                    Name:  William G. Sorenson
                                    Title: Executive Vice President and
                                           Chief Financial Officer
Date:  June 9, 2000




                            EXHIBIT INDEX

     Exhibit No.         Exhibit Name
     -----------         ------------

             3 Amended and Restated By-Laws of Acclaim Entertainment, Inc., as amended on June 5, 2000 (together with form of amendment to the By-Laws).

             4 Rights Agreement, dated as of June 5, 2000, between Acclaim Entertainment, Inc. and American Securities Transfer and Trust, Inc., as Rights Agent, is incorporated herein by reference to the exhibit to the Company's Registration Statement on Form 8-A, dated June 9, 2000.

            99           Press Release issued by the Company on June 6, 2000.